Exhibit 31.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
I, Laura L. Felice, certify that:
1.I have reviewed this Quarterly Report on Form 10-Q/A (Amendment No. 1) of BJ’s Wholesale Club Holdings, Inc.; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: December 3, 2021

	By:	/s/ Laura L. Felice
Laura L. Felice
Executive Vice President, Chief Financial Officer
(Principal Financial Officer)